Exhibit 99.1

EXECUTIVE OFFICERS AND DIRECTORS

Crystal Peak Holdings Inc.

The names of directors and the executive officers of Crystal Holdings and their present principal occupations and citizenship are set forth below. The business address of each of the following individuals is c/o 3877 El Camino Real, Ste 201, Palo Alto CA 94306.

Name	Present Principal Occupation	Citizenship
Directors Huaqin Xue	Director	Hong Kong
Tianying Yao	Director	People’s Republic of China
Executive Officers N/A	N/A	N/A

Crystal Peak Investment Inc.

The names of directors and the executive officers of Crystal Investment and their present principal occupations and citizenship are set forth below. The business address of each of the following individuals is c/o 3877 El Camino Real, Ste 201, Palo Alto CA 94306.

Name	Present Principal Occupation	Citizenship
Directors Huaqin Xue	Director	Hong Kong
Tianying Yao	Director	People’s Republic of China
Executive Officers N/A	N/A	N/A

Oceanpine Growth (Cayman) Limited

The names of directors and the executive officers of Oceanpine Growth and their present principal occupations and citizenship are set forth below. The business address of each of the following individuals is c/o Suite 2207-9, 22/F, Tower Two, Lippo Centre, 89 Queensway, Admiralty, Hong Kong.

Name	Present Principal Occupation	Citizenship
Directors Dave Liguang Chenn	Director	United States
Dongjun Ma Yun Liu	Director Director	Hong Kong Hong Kong
Executive Officers N/A	N/A	N/A

Oceanpine Capital Inc.

The names of directors and the executive officers of Oceanpine Capital and their present principal occupations and citizenship are set forth below. The business address of each of the following individuals is c/o Suite 2207-9, 22/F, Tower Two, Lippo Centre, 89 Queensway, Admiralty, Hong Kong.

Name	Present Principal Occupation	Citizenship
Directors Jiayu Yang	Director	People’s Republic of China
Xuguang Xue	Director	People’s Republic of China
Executive Officers N/A	N/A	N/A

Adjuvant Capital Management, L.L.C.

The names of directors and the executive officers of Adjuvant Management and their present principal occupations and citizenship are set forth below. The business address of each of the following individuals is c/o 500 Fifth Avenue, Suite 4000, New York, NY 10110.

Name	Present Principal Occupation	Citizenship
Directors
N/A	N/A	N/A
Executive Officers
Glenn Rockman	Managing Partner	United States
Kabeer Aziz	Vice President, Secretary	United States

MSA China Growth Fund II GP, LLC

The names of directors and the executive officers of MSA China Growth and their present principal occupations and citizenship are set forth below. The business address of each of the following individuals is c/o 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.

Name	Present Principal Occupation	Citizenship
Directors
N/A	N/A	N/A
Executive Officers
Yu Zeng	Manager	China

MSA Management Holding Co., Ltd.

The names of directors and the executive officers of MSA Management and their present principal occupations and citizenship are set forth below. The business address of each of the following individuals is c/o 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.

Name	Present Principal Occupation	Citizenship
Directors
Yu Zeng	Director	China
Executive Officers
N/A	N/A	N/A

Superstring Capital Fund GP LLC

The names of directors and the executive officers of Superstring GP and their present principal occupations and citizenship are set forth below. The business address of each of the following individuals is c/o 150 East 52nd Street, Suite 5004, New York, NY 10022, USA.

Name	Present Principal Occupation	Citizenship
Directors
Ting Guo	Director	China
Executive Officers
Ting Guo	Managing Member	China